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                                                                                          EXHIBIT 11.1

                                     THE CHARLES SCHWAB CORPORATION

                                   Computation of Earnings per Share
                                (In thousands, except per share amounts)
                                             (Unaudited)

                                                              Three Months Ended    Six Months Ended
                                                                    June 30,            June 30,
                                                                1996       1995      1996       1995
                                                                ----       ----      ----       ----
Net Income                                                   $ 70,095   $ 44,419   $117,038   $ 82,795
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Shares
    Primary:
    Weighted-average number of common shares outstanding      173,865    171,951    173,584    170,903
    Common stock equivalent shares related to option plans      5,385      6,176      5,485      6,241
- ------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                  179,250    178,127    179,069    177,144
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    Fully Diluted:
    Weighted-average number of common shares outstanding      173,865    171,951    173,584    170,903
    Common stock equivalent shares related to option plans      5,414      6,760      5,605      6,792
- ------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                  179,279    178,711    179,189    177,695
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Per Share
   Primary earnings per share                                $    .39   $    .25   $    .65   $    .47
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   Fully diluted earnings per share                          $    .39   $    .25   $    .65   $    .47
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